EXHIBIT 23.(a)

                              ARTHUR ANDERSEN LLP



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         As independent certified public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated May 9, 1997, included in World Fuel Services Corporation's Form 10-K for the year ended March 31, 1997, and to all references to our Firm included in this Registration Statement.






/s/ Arthur Andersen LLP

Miami, Florida,

January 8, 1998.